Platinum Long Term Growth LLC
Lakewood Group LLC
c/o Platinum Long Term Growth LLC
152 West 57th Street, 4th Floor
New York, NY 10019

August 30, 2011

Mr. Barry Honig
Mr. Michael Brauser
4400 Biscayne Boulevard
Miami, FL 33137

Dear Messrs. Honig and Brauser:

Platinum Long Term Growth LLC (“Platinum”) is acting as collateral agent for itself and Lakewood Group LLC (“Lakewood” and together with Platinum and their successors and assigns, the “Senior Lenders”) in connection with security granted by Sagebrush Gold Ltd. (“Sage”) and Gold Acquisition Corp. (“GAC” and together with Sage, the “Borrowers”) to secure the Borrowers’ obligations to the Senior Lenders under and in connection with Senior Secured Convertible Promissory Notes, in an aggregate amount of $8,000,000 (the “Notes”), issued or to be issued to the Senior Lenders.  Terms used herein and not otherwise defined have the meanings set forth in the Notes.

Platinum has been informed by Sage that (i) Barry Honig and Michael Brauser (collectively, the “Junior Lenders”) have extended credit to Sage and certain affiliated entities pursuant to the Credit Facility Agreement, dated as of February 23, 2011 (as amended, restated, supplemented or otherwise modified, the “Subordinated Loan”) and (ii) the Junior Lenders have consented, pursuant to a letter dated August 24, 2011, to the creation of GAC and the transactions contemplated by the Letter Agreement, dated as of July 18, 2011, among the Senior Lenders and Sage.

As security for the obligations of the Borrowers under the Transaction Documents to the Senior Lenders, whether now existing or hereafter arising, (i) Sage has or will grant Platinum, as collateral agent for the Senior Lenders, a first priority security interest in any and all  equity or other interest in GAC pursuant to the Pledge Agreement and (ii) GAC has or will grant Platinum, as collateral agent for the Senior Lenders, a first priority security interest in all of its assets pursuant to the Security Documents.  It is a condition of the Senior Lenders that the Junior Lenders execute and deliver this Letter Agreement prior to any extension of credit pursuant to the Transaction Documents (copies of which have been provided to the Junior Lenders for their review).

By executing below, the Senior Lenders and the Junior Lenders agree, for good and valuable consideration, as follows:

1.
Subordination of Payment from GAC; Amendments to Transaction Documents.   The Junior Lenders hereby severally and jointly agree with Senior Lenders that Junior Lenders’ right to receive payment of the Subordinated Loan from GAC shall be subordinate to Senior Lenders’ right to payment in full of all indebtedness and liabilities owed by GAC to Senior Lenders under the Transaction Documents, as the same may be amended, extended, modified or renewed.  It is understood and agreed that Senior Lenders may amend, extend, supplement or replace the Transaction Documents at any time and from time without the consent of the Junior Lenders.  Notwithstanding the foregoing, Senior Lenders shall not increase the principal amount of indebtedness owed by Borrowers under the Transaction Documents above $8,000,000 without the prior written consent of the Junior Lenders (it being understood that interest under the Notes may accrue and be compounded/capitalized without limitation); provided, however, that (i) no such prior written consent shall be required for any advances made by the Senior Lenders in their discretion for purposes of protection, preservation, or maintenance of all or any portion of (A) the assets of GAC or (B) any other collateral securing the obligation of the Borrowers to the Senior Lenders, including without limitation, any advances in connection with  payments made by the Senior Lenders pursuant to Sections 4.19 or 4.20 of the Notes (all of which advances shall be deemed subject to the provisions hereof as obligations of the Borrowers under the Transaction Documents), if the aggregate outstanding principal amount of such advances total $1,000,000 or less, unless the Senior Lenders shall have received the prior written consent of the Junior Lenders, which in the case of advances made for the protection, preservation, or maintenance of the collateral described above shall not be unreasonably withheld and (ii) no such prior written consent shall be required in connection with any advance made by the Senior Lenders pursuant to any court approved financing in any receivership or insolvency proceeding, including pursuant to Chapter 11, Title 11 of the United States Code.

2.
Collateral Subordination.  Junior Lenders hereby subordinate (i) any lien, security interest, mortgage, pledge, assignment or other interest in any real or personal property of GAC securing the Subordinated Loan to any and all liens, security interests, mortgages, pledges, assignments or other interests that may now or hereafter be granted by GAC to the Senior Lenders,  and (ii) any lien or other security interest in any equity or other interest in GAC held by Sage to any lien or security interest that may now or hereafter be granted by Sage to the Senior Lenders (the “Pledged Interests”), including, in each case, pursuant to the Transaction Documents.  The Junior Lenders agree to take any and all such further actions, and to execute and deliver such other documents as may be necessary or appropriate to effect such subordination.  The Junior Lenders agree that the collateral subordination of this Section 2 shall be effective regardless of the time or order of attachment or perfection of any and all liens held by Junior Lenders and Senior Lenders.

3.
No Contest of Senior Liens.  Each Junior Lender agrees that he will not contest (or join with any other creditor in contesting) the attachment, perfection or priority of the Senior Lenders’ security interest in and liens on any of the collateral now or hereafter securing indebtedness or liabilities of the Borrowers to the Senior Lenders under the Transaction Documents (the “Senior Collateral”) or commence or prosecute (or join with any other creditor in commencing or prosecuting) any action or proceeding asserting that Senior Lenders’ security interest in and liens on any Senior Collateral is voidable as a preference or a fraudulent conveyance under the Bankruptcy Code or a fraudulent transfer under applicable state or federal law or is otherwise invalid or unenforceable.  The Senior Lenders shall have no duty to preserve, protect, care for, insure, take possession of, collect, dispose of or otherwise realize upon any of the Senior Collateral.  The Junior Lenders hereby authorize the Senior Lenders to file a UCC-3 disclosing the existence of this Letter Agreement and the subordination set forth herein, and the Senior Lenders hereby consent to the filing of a UCC-1 by the Junior Lenders disclosing the Junior Lenders’ security interest.

4.
No Amendment; No Enforcement Action.  Junior Lenders will not at any time, until all indebtedness and liabilities of Borrowers to the Senior Lenders then existing have been paid in full, (a) demand, accept or receive any collateral of GAC for the Subordinated Loan on a senior or parity basis with the Senior Collateral; (b) demand, accept or receive from GAC any payment on account of the Subordinated Loan; (c) demand, accept or receive from Sage any payment on account of the Subordinated Loan, to the extent that such payment derives from ownership of, or any interest in, any assets of GAC or any income generated by GAC; (d) transfer, pledge or assign any or all of the Subordinated Loan to any person (other than to another Junior Lender signatory hereto or to a transferee that, as a condition of such transfer, agrees with the Senior Lenders to be bound by the terms hereof as a Junior Lender); (e) amend, supplement or otherwise modify the terms governing the Subordinated Loan in a manner that is detrimental to the priority of the Senior Lenders provided herein; or (f) commence or prosecute any Junior Debt Enforcement Action.  A “Junior Debt Enforcement Action” means (i) any action or proceeding against GAC or any of its property with respect to any portion of the Subordinated Loan, or any proceeding against Sage with respect to the Pledged Interests, (ii) joinder by any Junior Lender with any creditor (unless the Senior Lenders shall so join) in initiating any insolvency proceeding or similar proceeding with respect to GAC or any of GAC’s property, and (iii) the exercise of any other remedy with respect to any portion of the Subordinated Loan against GAC.  Any payment received by the Junior Lenders in violation of the terms hereof shall be held in trust for the benefit of the Senior Lenders and promptly delivered to the Senior Lenders.  Furthermore, in the event Senior Lenders shall consent to any release or waiver with respect to the subordination of a Junior Lender, such release, consent or waiver shall apply equally to all Junior Lenders.

5.
Bankruptcy Provisions.  No Junior Lender will vote his claim in any insolvency or similar proceeding for any plan of reorganization which does not provide for the subordination of the payment of such claim to the prior payment in full in cash of the Senior Lenders’ claims in a manner consistent with this Letter Agreement and which does not provide for the subordination of any security interest in any Senior Collateral to the Senior Lenders’ security interest therein in a manner consistent with this Letter Agreement.

6.
Assignment Rights of Senior Lenders.  In the event that Senior Lenders shall transfer any indebtedness or other liabilities of Borrowers to any person or entity, the transferee thereof and successive transferees thereafter shall have the same rights hereunder as Senior Lenders, it being intended that the benefits of this Letter Agreement shall attach to and follow said indebtedness or other liabilities irrespective of changes in the ownership thereof.

The parties further agree, within 30 days of the date hereof, to use their good faith efforts to enter into an Intercreditor and Subordination Agreement, on terms consistent with the provisions thereof and otherwise containing provisions typically required by senior secured lenders.

Upon the parties execution hereof, this Letter Agreement shall be deemed an enforceable agreement governed by the laws of the State of New York.

[Signature Page Follows]

Very Truly Yours,

Platinum Long Term Growth LLC

By:__________________________
Name:
Title:

Lakewood Group LLC

By:__________________________
Name:
Title:

Acknowledged and agreed
as of the date first written above

_________________________
Barry Honig

_________________________
Michael Brauser

The undersigned hereby acknowledge and agree
that they shall not make any payments
or take any other action in violation of the terms hereof

Sagebrush Gold Ltd.

By:_______________________
Name:
Title:

Gold Acquisition Corp.

By:_______________________
Name:
Title:

[Letter Agreeemnt re: Subordination]